EXHIBIT 99.1

SAGENT ANNOUNCES Q1 2003 FINANCIAL RESULTS

MOUNTAIN VIEW, Calif.—May 15, 2003—Sagent (Nasdaq: SGNT), a leading provider of enterprise business intelligence solutions, today announced its financial results for the first quarter ended March 31, 2003.

Sagent’s total net revenue for the first quarter of 2003 was $7.4 million, compared with $8.5 million for the fourth quarter of 2002 and $11.3 million for the first quarter of 2002. Sagent’s license revenue for the first quarter of 2003 totaled $3.9 million, compared with $4.4 million on a sequential basis and $6.1 million reported a year earlier.

Net loss for the first quarter of 2003 under generally accepted accounting principles (GAAP) was $4.6 million, or a loss of $0.10 per basic and diluted share. This compared with a net loss of $2.8 million or a loss of $0.06 per basic and diluted share for the fourth quarter of 2002 and a net loss of $3.7 million, or $0.08 per share, for the first quarter of 2002.

At March 31, 2003, Sagent’s cash and cash equivalents, including restricted cash, were $3.0 million, compared with $10.6 million at December 31, 2002.

As previously announced, on April 15, 2003, Sagent and Group 1 Software, Inc. (“Group 1”) entered into an Asset Purchase Agreement, as described more fully in the exhibit to a Form 8-K filed with the SEC on April 16, 2003. Subject to the terms and conditions of the Asset Purchase Agreement, Group 1 will pay up to $17 million to Sagent in exchange for substantially all of the assets of Sagent. The transaction was approved by Group 1’s board of directors on May 7, 2003. The sale of assets is expected to be completed during the summer. Subject to the approval of its stockholders, Sagent intends to wind up its business in accordance with applicable law following the closing of the asset sale, and thereafter effect a complete liquidation and dissolution.

Sagent also announced today that Court issued its final order of dismissal with prejudice on April 28, 2003 for the settlement of all remaining claims alleged in the shareholder class action lawsuits filed in October and November 2000 in the United States District Court for the Northern District of California. These lawsuits alleged that during the relevant class period, the Company and certain of its officers and directors violated the Securities Exchange Act of 1934, as amended.

About Sagent

Sagent’s patented technology fundamentally changes the way that data warehouses are built and accessed. Sagent’s unique data flow server enables business users to easily extend the structure of a data warehouse with new analytics that support immediate business needs. This technology is at the core of Sagent’s ETL, EII and business intelligence solutions, as well as multiple partner solutions that address the needs of specific vertical and functional application areas. Sagent has more than 1,500 customers worldwide, including: AT&T, Boeing Employees Credit Union, BP Amoco, Carrefour, Citibank, Diageo, Heineken, Kawasaki, Kemper National Insurance, La Poste, NTT-DoCoMo, Siemens, and Singapore Telecom. Key partners include Advent Software, Cap Gemini Ernst & Young, HAHT Commerce, Hyperion, Microsoft, Satyam, Sun Microsystems, and Unisys. Sagent is headquartered in Mountain View, California. For more information about Sagent, please visit www.sagent.com.

Additional Information

In connection with the proposed sale of assets to Group 1, and the subsequent liquidation and distribution to its stockholders, Sagent will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). Stockholders of Sagent are urged to read the proxy statement any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders can obtain free copies of the proxy statement and other relevant documents when they become available by contacting Sagent Technology, Inc., 800 West El Camino Real Suite 300, Mountain View, CA 94040. In addition, documents filed with the SEC by Sagent will be available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Sagent in connection with the transaction, and their direct and indirect interests, by security holding or otherwise, in the solicitation, will be set forth in a proxy statement that will be filed by Sagent with the SEC.

Cautionary Statement

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to timing of the closing of the proposed sale of assets and the subsequent liquidation and distribution. These statements are neither promises or guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth or reflected in the forward looking statements, including, without limitation: the risk that the sale of assets may not be consummated in a timely manner, on the terms described above, or at all; changes in the value of the assets and liabilities transferred to Group 1 and retained by Sagent; changes in Sagent’s business and financial condition; future claims, liabilities and expenses incurred by Sagent; the discretion of Sagent’s stockholders to approve the transaction; delays in distributions to Sagent stockholders and reduced distributions due to unexpected liabilities and the inability to settle obligations to creditors; delays in distributions due to the timing of sales of our non-cash assets, claim settlements with creditors and the amounts paid out under warranty claims; and inadequate contingency reserves. Readers are cautioned not to place undue reliance on these forward-looking statements, which address the conditions as they are found on the date of this report.

Editor’s Note: Sagent and Centrus are trademarks of Sagent Technology Inc. All other trademarks are the property of their respective owners.

—Financial Statements Attached—

Contact:

Patty Szoka, CAO, Sagent Technology, Inc. at 650-815-3258 or pszoka@sagent.com

Sagent Technology, Inc.

Unaudited Condensed Consolidated Statements of Operations

For the three months ended March 31, 2003 and 2002

Amounts in thousands, except for per-share data

	Three Months Ended March 31,
	2003	2002
Revenue:
License	$3,858	$6,116
Service	3,563	5,167

Total revenue	7,421	11,283

Cost of revenue:
License	505	614
Service	1,457	2,335

Total cost of revenue	1,962	2,949

Gross profit	5,459	8,334

Operating expenses:
Sales and marketing	3,977	7,051
Research and development	2,202	3,425
General and administrative	1,210	1,395

Total operating expenses	7,389	11,871

Loss from operations	(1,930)	(3,537)
Interest income (expense), net	(2,624)	18
Other income, net	98	(60)

Net loss before income taxes	(4,456)	(3,579)
Provision for income taxes	171	144

Net loss	$(4,627)	$(3,723)

Basic and diluted net loss per-share	$(0.10)	$(0.08)

Shares used in computing basic and diluted net loss per share	46,424	46,154

Sagent Technology, Inc.

Unaudited Condensed Consolidated Balance Sheets

For the periods ended March 31, 2003 and December 31, 2002

Amounts in thousands

	March 31, 2003	December 31, 2002
Assets

Current assets
Cash and cash equivalents	$3,022	$10,586
Accounts receivable, net	6,196	6,957
Other current assets	1,237	2,202

Total current assets	10,455	19,745
Property and equipment, net	2,442	3,159
Goodwill, net	6,718	6,718
Other assets, net	1,475	1,638

Total assets	$21,090	$31,260

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$2,626	$2,811
Accrued liabilities	4,300	6,388
Deferred revenue	8,484	8,499
Current portion of capital lease obligations	985	1,380
Short-term debt	2,566	5,285

Total current liabilities	18,961	24,363
Other long-term liabilities	100	142

Total liabilities	19,061	24,505

Minority interest	235	366

Stockholders’ equity
Common stock	46	46
Additional paid-in capital	135,778	135,778
Accumulated other comprehensive loss	(14)	(46)
Accumulated deficit	(134,016)	(129,389)

Total stockholders’ equity	1,794	6,389

Total liabilities and stockholders’ equity	$21,090	$31,260